Exhibit 23.1








            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------


The Board of Directors
The Navigators Group, Inc. and subsidiaries

We consent to the use of our reports dated February 28, 2005, with respect to the consolidated balance sheets of The Navigators Group, Inc. and subsidiaries (the "Company") as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the caption "Experts" in the registration statement.


/s/ KPMG LLP


New York, New York
November 11, 2005